Exhibit 4.1





Numbers                  eMajix.com, Inc.            Shares
                  Incorporated under the laws of the state of Oklahoma 200,000,000 shares common stock authorized $.00005 par value


This
certifies                                       CUSIP 29077Q 10 9
that



is the owner of

     FULLY PAID AND NON-ASSESSABLE SHARE OF COMMON STOCK OF

                         eMajix.com, Inc.

transferable on the books of the corporation in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are subject to the laws of the State of Oklahoma, and to the Certificate of Incorporation and Bylaws of the Corporation, as now or hereafter amended. This certificate is not valid unless countersigned by a Transfer Agent.

WITNESS the facsimile seal of the Corporation and the signature of it's duly authorized officers.

     DATED ___________________________


____________________________  ___________________________
PRESIDENT                     SECRETARY

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM  -     as tenants in common
TEN ENT  -     as tenants by the entireties
JT TEN   -     as joint tenants with the rights of Survivorship
               and not as tenants in Common
UNIF GIFT
 MIN ACT       ____________________ Custodian ______________
               (Minor) _____________ ACT

Additional abbreviations may also be used though not in the above list.

For value received ________________ hereby sell, assign and transfer unto:
(Please insert social security or other identifying number of assignee)

_________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS, INCLUDING ZIP
CODE AND, OF ASSIGNEE)
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
_________________________________________________________________
__________________________________________________________shares of the capital stock represented by the within certificate, and do hereby irrevocably constitute and appoint ____________________ _______________________________ Attorney to transfer the said stock on the books of the within named Corporation with full power of substitution in the premises.

Dated_________________________

X________________________________________________________________
The signature of this agreement must correspond with the names as written upon the face if this certificate in every particular, without alteration or enlargement or any change whatsoever. The signature(s) must be guaranteed by an eligible guarantor institution (banks, stockbroker, savings and loan association and credit union.)


SIGNATURE GUARANTEED:

TRANSFER FEE WILL APPLY